   As filed with the Securities and Exchange Commission on _______, ________

                                                      Registration No. _________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------

                             CHAD THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                            95-3792700
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                              21622 PLUMMER STREET
                          CHATSWORTH, CALIFORNIA 91311
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           CHAD THERAPEUTICS, INC. DIRECTORS' STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                  --------------------------------------------

                                  Earl L. Yager
                              21622 Plummer Street
                          Chatsworth, California 91311
                                 (818) 882-0883

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                  --------------------------------------------

                                   Copies to:
                              Hillel T. Cohn, Esq.
                               Graham & James LLP
                      801 South Figueroa Street, 14th Floor
                       Los Angeles, California 90017-5554
                                 (213) 624-2500

                  --------------------------------------------

        Approximate date of commencement of proposed sale to the Public:
    From time to time after the effective date of this Registration Statement

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
 Title of Each Class of Securities    Amount to be         Proposed        Proposed Maximum      Amount of
         to be Registered              Registered       Offering Price    Aggregate Offering    Registration
                                                          Per Share              Price             Fee(1)
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(2)          100,000            $2.595           $ 259,500          $ 72.14
=============================================================================================================

----------
(1) Calculated in accordance with Rule 457(h)(1) on the basis of the average of the high and low prices for Chad Therapeutics, Inc.'s Common Shares reported on the American Stock Exchange ("AMEX") consolidated reporting system on April 9, 1999.

(2) Pursuant to Rule 457(h)(3), no additional fee is payable since these shares, which may be offered for resale are the same shares being registered hereby upon their initial issuance pursuant to the Plan.

                             CHAD THERAPEUTICS, INC.

                         FORM S-8 REGISTRATION STATEMENT

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-3


                     FORM S-3 REGISTRATION STATEMENT
                              ITEM AND HEADING                           HEADING IN PROSPECTUS
                     --------------------------------                    ---------------------
           1.  Forepart of the Registration Statement and
               Outside Front Cover Page of Prospectus......  Facing Page; Cross Reference Sheet;
                                                             Outside Front Cover Page of Prospectus;
                                                             Additional Information
           2.  Inside Front and Outside Back Cover Pages
               of Prospectus...............................  Inside Front and Outside Back Cover Pages
                                                             of Prospectus
           3.  Summary Information, Risk Factors and Ratio
               of Earnings to Fixed Charges................  The Company; Risk Factors

           4.  Use of Proceeds.............................  Use of Proceeds

           5.  Determination of Offering Price.............  Outside Front Cover Page of Prospectus

           6.  Dilution....................................  Not Applicable

           7.  Selling Security Holders....................  Selling Shareholders

           8.  Plan of Distribution........................  Outside and Inside Front Cover Pages of
                                                             Prospectus; Plan of Distribution

           9.  Description of Securities to be Registered..  Outside Front Cover Page of
                                                             Prospectus

          10.  Interests of Named Experts and Counsel......  Legal Matters

          11.  Material Changes............................  Recent Developments

          12.  Incorporation of Certain Information by
               Reference...................................  Available Information; Incorporation of
                                                             Certain Information by Reference

          13.  Disclosure of Commission's Position on
               Indemnification for Securities Act
               Liabilities.................................  Not Applicable

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The document(s) containing the information specified in this Part I will be sent or given to participants in the Chad Therapeutics, Inc. Directors' Stock Compensation Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.

        The Prospectus which follows is prepared in accordance with the requirements of Part I of Form S-3 and is included herewith for potential use by certain directors (the "Selling Shareholders") of Chad Therapeutics, Inc. (the "Company") who have acquired, or may acquire, shares of common stock of the Company (the "Shares") pursuant to the Chad Therapeutics, Inc. Directors' Stock Compensation Plan (the "Plan"). However, the Selling Shareholders have no intention of reselling their Shares at this time.

                                   PROSPECTUS

                                 100,000 SHARES

                             CHAD THERAPEUTICS, INC.

                          COMMON SHARES, $.01 PAR VALUE

        This Prospectus covers up to 100,000 shares of Common Stock, $.01 par value (the "Shares") of Chad Therapeutics, Inc., a California corporation (the "Company"). Such Shares have been or may be acquired by certain directors of the Company (the "Selling Shareholders"), pursuant to the Chad Therapeutics, Inc. Directors' Stock Compensation Plan (the "Plan"). Such Selling Shareholders may be deemed to be affiliates of the Company. All expenses incurred in connection with this offering will be borne by the Company.

        The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares offered hereby from time to time on the American Stock Exchange ("AMEX") at prices prevailing at the time of such sales. The Selling Shareholders may also make private sales at negotiated prices directly or through a broker or brokers. The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event commissions received by any such broker may be deemed to be underwriting commissions under the Act.

        The Common Stock is listed on the AMEX under the symbol "CTU." On April 9, 1999, the closing price of the Common Stock, as reported on the AMEX, was $2.6875 per share.

                              --------------------

                PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER
      THE MATTERS SET FORTH UNDER THE CAPTION "INVESTMENT CONSIDERATIONS."

                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                 The date of this Prospectus is April 13, 1999.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains an internet site at http://www.sec.gov that contains all electronically filed reports, proxy and information statements and other information regarding the Company.

        This Prospectus constitutes part of a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document as filed. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents and any amendments thereto filed by the Company with the Commission under the Exchange Act are incorporated by reference in this
Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998; (ii) the Company's Quarterly Reports for the quarters ended June 30, September 30 and December 31, 1998 on Form 10-Q; (iii) the Company's Proxy Statement dated July 17, 1998 with respect to its Annual Meeting of Shareholders held on September 15, 1998; (iv) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1998; and (v) the description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A pursuant to Section 12 of the Exchange Act, and any amendments or reports thereto filed with the Commission for the purpose of updating such description.

        All documents and any amendments thereto subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all information incorporated by reference in this Prospectus (including exhibits which are incorporated by reference in such information). Requests for such copies should be directed to Earl L. Yager (i) if by telephone to (818) 882-0883, and (ii) if by mail, to 21622 Plummer Street, Chatsworth, California, 91311.


                                   THE COMPANY

        The Company was organized on August 17, 1982, to develop, produce and market respiratory care devices designed to improve the efficiency of oxygen delivery systems for both home and hospital treatment of patients who require supplemental oxygen. The Company introduced its first respiratory care device in the market in June 1983 and has introduced additional respiratory care devices in subsequent years.

        Recognizing the need for efficient oxygen delivery systems, the Company has pursued, since its inception, the development and marketing of devices which are designed to conserve oxygen. The benefits of such devices include substantial cost savings and increased mobility for ambulatory patients who require portable oxygen supplies. These devices extend the life of oxygen supplies, make possible more compact and longer lasting portable systems and thereby improve the quality of life for home oxygen patients. Examples of these products include, OXYMIZER and OXYMIZER Pendant Oxygen-Conserving Devices, OXYMATIC - 2400, OXYLITE Complete Portable Oxygen System, OXYCOIL Coiled Oxygen Tubing and TOTAL O2 Delivery System. The technology for each of these devices belongs to the inventors thereof and the Company has acquired exclusive licenses to manufacture and market the products. The Company also offers a variety of ancillary products which support the principal oxygen conserving products, including oxygen cylinders of various sizes and compositions, regulators, cannulas and connecting tubing and assorted carrying pouches.

        The Company tests and packages its products in its own facility. Some manufacturing processes are conducted by other firms and the Company expects to continue using outside firms for certain manufacturing processes for the foreseeable future. All outside manufacturing is conducted under the supervision and control of the Company and with tooling provided by the Company.

        The Company's products are designed to reduce the cost of health care while maintaining or enhancing the therapeutic benefits to the patient and improving the user's quality of life. The Company's marketing efforts have thus focused primarily on providing home oxygen suppliers with products that they can utilize to increase their revenues, while reducing their costs. The Company markets its products directly to home oxygen suppliers throughout the United States and through independent distributors in certain European and Asian countries.

        The Company's principal executive offices are located at 21622 Plummer Street, Chatsworth, California, 91311, telephone (818) 882-0883.

                               RECENT DEVELOPMENTS

        On March 16, 1999, the Company announced the retirement of Frank Fleming, Senior Vice President, effective March 31, 1999. Mr. Fleming will become a consultant to the Company, primarily in the areas of marketing, sales and government and industry affairs.


                            INVESTMENT CONSIDERATIONS

        Prospective purchasers of the Shares should consider carefully the matters described below before deciding to invest in the Shares.

1.      DEPENDENCE UPON A SINGLE PRODUCT LINE

        Although the Company currently markets a number of products, these products comprise a single product line for patients requiring supplementary oxygen. The Company's future performance is thus dependent upon developments affecting this segment of the health care market and the Company's ability to remain competitive within this market sector.

        The Company's future growth in the near term will depend in significant part upon the commercial success of the TOTAL O2 Delivery System. The success of this new product will depend upon the health care community's perception of the system's capabilities, clinical efficacy, reliability and benefit to patients. In addition, prospective sales will be impacted by the degree of acceptance it achieves among home oxygen dealers and patients requiring supplementary oxygen. Although limited sales of the TOTAL O2 Delivery System have occurred, this product has not yet achieved the degree of success anticipated by the Company. As with the production of any new product, the Company's ability to successfully promote the TOTAL O2 Delivery System cannot be assessed at this time.

2.      CONSOLIDATION OF HOME CARE INDUSTRY

        The home health care industry is undergoing significant consolidation. As a result, the market for the Company's products is increasingly influenced by major national chains. Three major national chains presently account for 24% of the Company's domestic sales. Future sales may be increasingly dependent on a limited number of customers which may have an impact on margins due to quantity pricing.

3.      COMPETITION

        The Company's success over the past several years has drawn new competition to vie for a share of the home oxygen market. These new competitors include both small and very large companies. While the Company believes the quality of its products and its established reputation will continue to be a competitive advantage, some competitors have successfully introduced lower price products which do not provide oxygen conserving capabilities comparable to the Company's products. This has resulted in a decline in the number of oxygen conservers sold by the Company and no assurance can be given that increased competition in the home oxygen market will not continue to have an adverse effect on the Company's operations.

4.      RAPID TECHNOLOGICAL CHANGE

        The health care industry is characterized by rapid technological change. The Company's products may become obsolete as a result of new developments. The Company's ability to remain competitive will depend to a large extent upon its ability to anticipate and stay abreast of new technological developments related to oxygen therapy. The Company has limited internal research and development capabilities. Historically, the Company has contracted with outside parties to develop new products. Some of the Company's competitors have substantially greater funds and facilities to pursue research and development of new products and technologies for oxygen therapy.

5.      POTENTIAL CHANGES IN ADMINISTRATION OF HEALTH CARE

        During the past five years, a number of bills proposing to regulate, control or alter the method of financing health care costs have been introduced in Congress and various state legislatures. There are wide variations among these bills and proposals. Because of the uncertain state of the health care proposals, it is not meaningful at this time to predict the effect on the business of the Company if any of these proposals is enacted.

        Federal law has altered the payment rates available to providers of Medicare services in various ways during the last several years. Congress has passed legislation which would reduce Medicare spending. It cannot be predicted how changes in reimbursement levels will affect the home oxygen industry and there can be no assurance that such changes will not have an adverse effect on the Company's business.

6.      PATENTS AND TRADEMARKS

        The Company pursues a policy of obtaining patents for appropriate inventions related to products marketed or manufactured by the Company. The Company considers the patentability of its products to be significant to the success of the Company. To the extent that the products marketed by the Company do not receive patent protection, competitors may be able to manufacture and market substantially similar products. Such competition could have an adverse impact upon the Company's business.

7.      PRODUCTS LIABILITY

        The nature of the Company's business subjects it to potential legal actions asserting that the Company is liable for damages for product liability claims. Although the Company maintains products liability insurance in an amount which it believes to be customary in the industry, there is no assurance that this insurance will be sufficient to cover the costs of defense or judgments which might be entered against the Company. The type and frequency of these claims could have an adverse impact on the Company's results of operations and financial position.

8.      AVAILABILITY OF THIRD PARTY COMPONENT PRODUCTS

        The Company tests and packages its products in its own facility. Some of its other manufacturing processes are conducted by other firms and the Company expects to continue using outside firms for certain manufacturing processes for the foreseeable future. From time to time the Company has experienced reliability problems with components procured from certain vendors. The Company's agreements with its suppliers are terminable at will or by notice. The Company believes that other suppliers would be available in the event of termination of these arrangements or in the event a supplier's products prove unreliable. No assurance can be given, however, that the Company will not suffer a material disruption in the supply of its products.

9.      ACCOUNTING STANDARDS

        Accounting standards promulgated by the Financial Accounting Standards Board change periodically. Changes in such standards may have an impact on the Company's financial position.

10.     ADDITIONAL INVESTMENT CONSIDERATIONS

        Additional factors which might affect the Company's performance may be listed from time to time in the reports filed by the Company with the Securities and Exchange Commission.


                                 USE OF PROCEEDS

        If any of the Shares are resold by the Selling Shareholders, the Company would receive no proceeds from any such sale. The Shares would be offered for the respective accounts of the Selling Shareholders.


                              SELLING SHAREHOLDERS

        The following table sets forth certain information as of the date of this prospectus with respect to the Selling Shareholders. The address of each Selling Shareholder is 21622 Plummer Street, Chatsworth, California, 91311.

                               NUMBER OF                             SHARES TO BE BENEFICIALLY
       NAME OF                 SHARES                                  OWNED AFTER SALE(1)
       BENEFICIAL              BENEFICIALLY       SHARES TO        ----------------------------
       OWNER                   OWNED(1)(2)        BE SOLD          NUMBER         PERCENT(3)
       ----------              -----------        ---------        ------         ----------
       Norman Cooper,           84,055
         Director

       Philip Wolfstein,       159,933
         Director

       David L. Cutter,         79,553
         Director

----------
(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares owned by such individual.

(2) Shares shown in this column include Common Shares currently owned as a result of shares of Common Stock issuable pursuant to presently exercisable options and shares of Common Stock issuable pursuant to options which are exercisable within 60 days of the date of this Prospectus.

(3) Based upon ______________ Common Shares outstanding as of ________ __, ____, plus Common Shares issuable pursuant to options held by the particular Selling Shareholder. Percentages shown after sale are based upon all shares registered hereunder being sold. Asterisks denote ownership of less than one percent.

                              PLAN OF DISTRIBUTION

        The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of the Shares offered hereby from time to time on the AMEX and that such sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales directly or through a broker or brokers. The Selling Shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Act.

        The Company has informed the Selling Shareholders that the anti-manipulative rules set forth in Regulation M of the Exchange Act may apply to their sales in the market and has furnished each Selling Shareholder with a copy of these rules.

        There is no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them.

        The Company will pay all expenses incident to the offering and sale of the Common Stock to the public other than brokerage commissions which will be paid by the Selling Shareholders.


                                  LEGAL MATTERS

        Graham & James LLP, counsel to the Company, has rendered an opinion to the Company that the Common Stock offered hereby will be duly and validly issued, fully paid and non-assessable. Hillel T. Cohn, a partner of Graham & James LLP, owns 4,200 shares of Common Stock of the Company.


                                     EXPERTS

        The financial statements of Chad Therapeutics, Inc. as of March 31, 1998 and 1997, and for each of the years in the three-year period ended March 31, 1998, have been incorporated by reference herein and in this Prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

        NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS (INCLUDING ANY PROSPECTUS SUPPLEMENT) IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY ANY UNDERWRITER OR BY THE SELLING SHAREHOLDERS. THIS PROSPECTUS (INCLUDING ANY PROSPECTUS SUPPLEMENT) DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.


                                   ----------



                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
Available Information ....................................................     2
Incorporation of Certain
  Information by Reference ...............................................     2
The Company ..............................................................     3
Recent Developments ......................................................     4
Investment Considerations ................................................     4
Use of Proceeds ..........................................................     6
Selling Shareholders .....................................................     6
Plan of Distribution .....................................................     7
Legal Matters ............................................................     7
Experts ..................................................................     7

                                   ----------

        CHAD THERAPEUTICS, INC. HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO THE SHARES OFFERED HEREBY.

        THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. THE INFORMATION OMITTED MAY BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION UPON PAYMENT OF THE REGULAR CHARGE THEREFOR.

================================================================================


================================================================================

                            CHAD THERAPEUTICS, INC.


                                 100,000 SHARES
                                OF COMMON STOCK,
                                 $.01 PAR VALUE



                                 --------------

                                   PROSPECTUS

                                 --------------




                                 APRIL 13, 1999



================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, and any amendments thereto, filed by Chad Therapeutics, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing such documents.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

        (b) The Company's Quarterly Reports for the quarters ended June 30, September 30 and December 31, 1998 on Form 10-Q;

        (c) The Company's Proxy Statement dated July 17, 1998 with respect to its Annual Meeting of Shareholders held on September 15, 1998;

        (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1998;

        (d) The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A pursuant to Section 12 of the Exchange Act, and any amendments or reports thereto filed with the Commission for the purpose of updating such description; and

        (e) All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to the Shareholders which is not deemed to be filed under said provisions.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        The Company's Articles of Incorporation, as amended, and the Company's Bylaws provide that the corporation shall indemnify any person who was, or is, a party to a proceeding by reason of the fact that he was, or is, an agent of the Company, to the fullest extent permissible under California law and empowers the Company to purchase and maintain insurance on behalf of any such person. Section 317 of the California Corporations Code (the "Code") empowers a corporation to indemnify any such person against liability incurred in connection with such proceeding. Such person must have acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe his conduct was unlawful. Any such indemnification may be made to the extent such agent has been successful on the merits in defense of any such proceeding, or upon a determination by the corporation that such indemnification is proper because the person met the applicable standard of conduct. Pursuant to Section 204(a)(11) of the Code, the indemnification authorized by Section 317 is not to be deemed exclusive of any additional rights to indemnification to the extent such rights are authorized in the articles of incorporation. Section 204(a)(11) of the Code permits the articles of incorporation to provide for the indemnification of agents in excess of that expressly permitted by Section 317; provided, however, that indemnification may not be granted for any acts from which a director may not be relieved of liability as set forth in Section 204(a)(10) or as expressly prohibited by Section 317 of the Code.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

     Exhibit
      Number         Description
      ------         -----------
     5               Opinion of Graham & James LLP
     23(a)           Consent of KPMG LLP
     23(b)           Consent of Graham & James LLP (included in Exhibit 5)
     24              Power of Attorney (included on the signature page)


ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on this 25th day of March, 1999.


                                   CHAD THERAPEUTICS, INC.



                                   By: /s/ THOMAS E. JONES
                                      -----------------------------------------
                                       Thomas E. Jones, Chief Executive Officer


                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl L. Yager as his attorney-in-fact, with the power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                           Title                            Date
       ---------                           -----                            ----
       /s/ THOMAS E. JONES                 Chief Executive Officer,         March 25, 1999
       -----------------------             President and Director
       Thomas E. Jones                     (Principal Executive Officer)



       /s/ FRANCIS R. FLEMING              Senior Vice President and        March 25, 1999
       -----------------------             Director
       Francis R. Fleming


       /s/ EARL L. YAGER                   Executive Vice President,        March 25, 1999
       -----------------------             Chief Financial Officer and
       Earl L. Yager                       Secretary and Director
                                           (Principal Financial and
                                           Accounting Officer)


       /s/ CHARLES R. ADAMS                Chairman of the Board            March 25, 1999
       -----------------------
       Charles R. Adams

       _______________________             Director                         ___________ __, 1999
       David L. Cutter


       _______________________             Director                         ____________ __, 1999
       John C. Boyd


       _______________________             Director                         ____________ __, 1999
       Norman Cooper


       /s/ PHILIP WOLFSTEIN                Director                         April 12, 1999
       -----------------------
       Philip Wolfstein

                                  EXHIBIT INDEX


              NUMBER                   EXHIBIT
              ------                   -------
              5                        Opinion of Graham & James LLP
              23.1                     Consent of KPMG LLP
              23.2                     Consent of Graham & James LLP (included in Exhibit 5)
              24                       Power of Attorney (included on the signature page)